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EXHIBIT 99.3


                         PULITZER INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  INTRODUCTION

The following unaudited pro forma condensed consolidated financial statements ("Pro Forma Financial Statements") give effect to (1) the increased interest of Pulitzer Inc. (the "Company") and subsidiaries in the results of operations of the St. Louis Post-Dispatch (the "Post-Dispatch") resulting from the creation of a new joint venture, known as St. Louis Post-Dispatch LLC ("PD LLC"), and (2) the Company's acquisition of the assets of the Suburban Newspapers of Greater St. Louis, LLC and the stock of The Ladue News, Inc. (collectively the "Suburban Journals"), which were reorganized as the Suburban Journals of Greater St. Louis LLC on August 10, 2000.

On May 1, 2000, the Company, Pulitzer Technologies, Inc., a wholly-owned subsidiary of the Company (together with the Company, the "Pulitzer Parties"), and The Herald Company, Inc. ("Herald") completed the transfer of their respective interests in the assets and operations of the Post-Dispatch and certain related businesses to PD LLC (the "Transaction"). Under the terms of the operating agreement governing PD LLC (the "Operating Agreement"), the Pulitzer Parties hold a 95 percent interest in the results of operations of PD LLC and Herald holds a 5 percent interest. Previously, under the terms of the St. Louis Agency Agreement, which had governed the operations of the Post-Dispatch since 1961, the Company and Herald generally shared its operating profits and losses, as well as its capital expenditures, on a 50-50 basis. Under the terms of the Operating Agreement, Herald received on May 1, 2000 a cash distribution of $306 million from PD LLC. This distribution was financed by a $306 million loan (the "Loan") to PD LLC from a group of institutional lenders (the "Lenders") led by Prudential Capital Group, a division of The Prudential Insurance Company of America. The aggregate principal amount of the Loan is payable on April 28, 2009 and bears interest at an annual rate of 8.05 percent. The Loan is guaranteed by the Company pursuant to a Guaranty Agreement dated as of May 1, 2000 ("Guaranty Agreement") with the Lenders. In turn, pursuant to an Indemnity Agreement dated as of May 1, 2000 ("Indemnity Agreement") entered into between Herald and the Company, Herald agreed to indemnify the Company for any payments that the Company may make under the Guaranty Agreement. The Transaction and the Loan are collectively referred to as the "Transactions." The Transactions are treated as a purchase for accounting purposes.

On August 10, 2000, the Company acquired the Suburban Journals, a group of 39 weekly papers and various niche publications that serve the greater St. Louis area, in a purchase transaction for $165 million (the "Acquisition"). The purchase price excludes the cost of working capital and acquisition costs. The Company funded the Acquisition with internal cash generated from the sale of a portion of its marketable security investments.

The Pro Forma Financial Statements have been derived from the application of pro forma adjustments to the Company's historical consolidated financial statements. The unaudited pro forma condensed statement of consolidated operations for the periods presented gives effect to the Transactions and Acquisition as if they were consummated as of the beginning of the periods presented (i.e., as of January 1, 1999 for the fiscal year ended December 31, 1999 and as of January 1, 2000 for the six months ended June 30, 2000). The unaudited pro forma condensed statement of consolidated financial position gives effect to the Acquisition as if it had occurred as of June 30, 2000. The adjustments are described in the accompanying notes.

The Pro Forma Financial Statements should not be considered indicative of actual results that would have been achieved had the Transactions and Acquisition been completed on the date or for the periods presented and do not purport to indicate balance sheet data or results of operations of any future date or for any future period. The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements of the Company and related notes thereto, included in its 1999 Annual Report on Form 10-K and 2000 First Quarter and Second Quarter Reports on Form 10-Q.







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                         PULITZER INC. AND SUBSIDIARIES
        PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED FINANCIAL POSITION
                                  JUNE 30, 2000
                            (IN THOUSANDS; UNAUDITED)

                                                                   Pro Forma
                                             Historical           Adjustments           Pro Forma
                                            --------------       --------------       --------------

                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                       $95,797             $   -                 $95,797
  Marketable securities                           315,255             (166,000)  (A)        142,300
                                                                        (6,955)  (B)
  Trade accounts receivable--net                   44,256                6,928   (B)         51,184
  Other                                            14,122                1,889   (B)         16,011
                                            --------------       --------------       --------------
        Total current assets                      469,430             (164,138)             305,292

PROPERTIES--NET                                   102,722                9,836   (A)        112,558

INTANGIBLES--NET                                  669,084               58,989   (A)        825,701
                                                                        97,628   (A)

OTHER ASSETS                                       57,696                                    57,696
                                            --------------       --------------       --------------
        TOTAL                                  $1,298,932               $2,315           $1,301,247
                                            ==============       ==============       ==============

              LIABILITIES AND
           STOCKHOLDERS' EQUITY
CURRENT LIABILITIES                               $45,300               $1,862   (B)        $47,162
                                            --------------       --------------       --------------

LONG-TERM DEBT                                    306,000                                   306,000
                                            --------------                            --------------

POSTRETIREMENT AND POST-
  EMPLOYMENT BENEFIT
  OBLIGATIONS                                      86,884                                    86,884
                                            --------------                            --------------

OTHER LONG-TERM LIABILITIES                        37,133                  453   (A)         37,586
                                            --------------       --------------       --------------

STOCKHOLDERS' EQUITY:
  Common stock                                         91                                        91
  Class B common stock                                136                                       136
  Additional paid-in capital                      425,631                                   425,631
  Retained earnings                               423,918                                   423,918
  Accumulated other comprehensive loss             (4,439)                                   (4,439)
  Treasury stock                                  (21,722)                                  (21,722)
                                            --------------                            --------------
        Total stockholders' equity                823,615                                   823,615
                                            --------------       --------------       --------------
        TOTAL                                  $1,298,932               $2,315           $1,301,247
                                            ==============       ==============       ==============

See notes to unaudited pro forma condensed statement of consolidated financial position.











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PULITZER INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF
 CONSOLIDATED FINANCIAL POSITION
JUNE 30, 2000


(A) Adjustments record the fixed assets and identifiable intangible assets of the Suburban Journals at their estimated fair value at the acquisition date, as well as the residual recorded to goodwill. The purchase price of $166 million, including an estimated $1 million of acquisition costs and $453,000 of assumed liabilities, has been allocated on a preliminary basis as follows:

         Estimated purchase price                     $166,453
                                                      --------

         Allocation to:
           Land                                            793
           Buildings                                     3,174
           Machinery and equipment                       5,869
                                                     ----------

           Total properties                              9,836

           Identifiable intangibles                     58,989
                                                     ----------

         Residual to record as goodwill                $97,628
                                                     ==========

The allocation to identifiable intangibles primarily includes amounts for advertising client base, mastheads and noncompete agreements. The preliminary allocation to fixed assets and identifiable intangibles is subject to change pending the completion of all valuation procedures and the final determination of acquisition costs. The Company expects the allocation to be finalized by the end of 2000.


(B) Adjustment records the estimated working capital balances of the Suburban Journals and the related payment to the seller made at closing based on balances as of July 30, 2000. The working capital balances will be adjusted as necessary based on the final calculation of the August 10, 2000 closing date balance sheet for the Suburban Journals, and a final payment will be made to either the seller or the Company.


















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                         PULITZER INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
            (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA; UNAUDITED)

                                                                      Pro Forma Adjustments
                                                                 ---------------------------------
                                                                                  Suburban
                                                                  PD LLC          Journals
                                                    Historical   Transactions    Acquisition        Pro Forma
                                                    -----------  ---------------------------------  ----------
OPERATING REVENUES - NET                              $391,383      $1,977   (A)    $51,147   (H)    $444,507
                                                    -----------  ----------      -----------        ----------

OPERATING EXPENSES:
    Operations                                         148,578         460   (A)     16,275   (H)     165,313
    Selling, general and administrative                154,904       2,953   (A)     23,274   (H)     178,582
                                                                    (2,549)  (B)
    Stock option cash-out and bonuses                   26,685                                         26,685
    St. Louis Agency adjustment                         25,029     (25,029)  (B)
    Depreciation and amortization                       17,091       2,977   (C)      5,002   (I)      33,015
                                                                     7,945   (D)
                                                    -----------  ----------      -----------        ----------
              Total operating expenses                 372,287     (13,243)          44,551           403,595
                                                    -----------  ----------      -----------        ----------
OPERATING INCOME                                        19,096      15,220            6,596            40,912

INTEREST INCOME                                         25,377                       (9,320)  (J)      16,057
INTEREST EXPENSE                                                   (24,666)  (E)                      (24,666)
NET LOSS ON MARKETABLE
    SECURITIES AND INVESTMENTS                            (111)                                          (111)
NET OTHER EXPENSE                                       (2,697)                                        (2,697)
                                                    -----------  ----------      -----------        ----------

INCOME FROM CONTINUING
    OPERATIONS BEFORE PROVISION
    (BENEFIT) FOR INCOME TAXES                          41,665      (9,446)          (2,724)           29,495

PROVISION (BENEFIT) FOR INCOME TAXES                    18,708      (4,051)  (F)     (1,144)  (F)      13,513

MINORITY INTEREST IN NET EARNINGS
    OF SUBSIDIARY                                                      670   (G)                          670
                                                    -----------  ----------      -----------        ----------

INCOME (LOSS) FROM CONTINUING
    OPERATIONS                                         $22,957     $(6,065)         $(1,580)          $15,312
                                                    ===========  ==========      ===========        ==========


BASIC EARNINGS PER SHARE OF STOCK:
    Income from continuing operations                    $1.02                                          $0.68
                                                    ===========                                     ==========
    Weighted average number of shares outstanding       22,578                                         22,578
                                                    ===========                                     ==========

DILUTED EARNINGS PER SHARE OF STOCK:
    Income from continuing operations                    $1.02                                          $0.68
                                                    ===========                                     ==========
    Weighted average number of shares outstanding       22,601                                         22,601
                                                    ===========                                     ==========

See notes to unaudited pro forma condensed statement of consolidated operations.









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                         PULITZER INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                       SIX MONTHS ENDED JUNE 30, 2000
           (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA; UNAUDITED)

                                                                      Pro Forma Adjustments
                                                                 ---------------------------------
                                                                                  Suburban
                                                                  PD LLC          Journals
                                                    Historical   Transactions    Acquisition        Pro Forma
                                                    -----------  ---------------------------------  ----------

OPERATING REVENUES - NET                              $218,196        $785   (A)    $25,512   (H)    $244,493
                                                    -----------  ----------      -----------        ----------

OPERATING EXPENSES:
    Operations                                          78,327         116   (A)      8,433   (H)      86,876
    Selling, general and administrative                 89,144       1,017   (A)     11,949   (H)     101,244
                                                                      (866)  (B)
    St. Louis Agency adjustment                          9,363      (9,363)  (B)
    Depreciation and amortization                       14,005       1,023   (C)      2,501   (I)      20,273
                                                                     2,744   (D)
                                                    -----------  ----------      -----------        ----------
              Total operating expenses                 190,839      (5,329)          22,883           208,393
                                                    -----------  ----------      -----------        ----------

OPERATING INCOME                                        27,357       6,114            2,629            36,100

INTEREST INCOME                                         11,481                       (4,824)  (J)       6,657
INTEREST EXPENSE                                        (3,795)     (8,538)  (E)                      (12,333)
NET GAIN ON MARKETABLE
    SECURITIES AND INVESTMENTS                           2,961                                          2,961
NET OTHER EXPENSE                                       (1,758)                                        (1,758)
                                                    -----------  ----------      -----------        ----------

INCOME FROM CONTINUING
    OPERATIONS BEFORE PROVISION
    (BENEFIT) FOR INCOME TAXES                          36,246      (2,424)          (2,195)           31,627

PROVISION (BENEFIT) FOR INCOME TAXES                    15,224        (890)  (F)       (922)  (F)      13,412

MINORITY INTEREST IN NET EARNINGS
    OF SUBSIDIARY                                          162         285   (G)                          447
                                                    -----------  ----------      -----------        ----------

INCOME (LOSS) FROM CONTINUING
    OPERATIONS                                         $20,860     $(1,819)         $(1,273)          $17,768
                                                    ===========  ==========      ===========        ==========


BASIC EARNINGS PER SHARE OF STOCK:
    Income from continuing operations                    $0.94                                          $0.80
                                                    ===========                                     ==========

    Weighted average number of shares outstanding       22,125                                         22,125
                                                    ===========                                     ==========

DILUTED EARNINGS PER SHARE OF STOCK:
    Income from continuing operations                    $0.94                                          $0.80
                                                    ===========                                     ==========

    Weighted average number of shares outstanding       22,150                                         22,150
                                                    ===========                                     ==========

See notes to unaudited pro forma condensed statement of consolidated operations.

















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PULITZER INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED
 OPERATIONS
YEAR ENDED DECEMBER 31, 1999 AND SIX MONTHS ENDED JUNE 30, 2000


(A) Adjustments record Herald's 50 percent share of revenues and expenses of several St. Louis area partnerships between the Company and Herald (the "Partnerships"), reflecting the contribution of Herald's interest in the Partnerships to the PD LCC at the time of the Transaction. Prior to the Transaction, the Company reported only its 50 percent share of the Partnerships' revenue and expenses in its statement of consolidated operations.

(B) Adjustments eliminate expenses representing payments to Herald for (1) the rental of its 50 percent share of machinery and equipment used in the operations of the Post-Dispatch and (2) its 50 percent share of the operating profit of the Post-Dispatch represented by the St. Louis Agency adjustment.

(C) Adjustment records depreciation expense related to Herald's 50 percent share of machinery and equipment contributed to PD LCC. The depreciation amount is based on the estimated fair market values of the machinery and equipment. Depreciation expense has been computed using the straight-line method based on estimated useful lives primarily ranging from 3 to 7 years.

(D) Adjustment records amortization expense related to the goodwill recorded by the Company in connection with the Transactions. Amortization expense has been computed based on an estimated useful life of 40 years.

(E) Adjustment records interest expense on the $306 million Loan. Interest expense was computed using the Loan's fixed rate of 8.05 percent. Also included in the adjustment is the cost of financing fees related to the Loan, based on a nine year amortization period that is equal to the term of the Loan.

(F) Adjustment records the income tax effect of the pro forma adjustments. The effective tax rate on pro forma income before taxes differs from the Company's statutory tax rate of 35 percent due primarily to non-deductible goodwill and state income taxes.

(G) Adjustment record's Herald's 5 percent minority interest in the operating profit of PD LLC after considering the pro forma adjustments included herein. For the purpose of computing the minority interest amount, the amortization expense amount included in Note (D) above is not included in the calculation of the operating profit of PD LLC.

(H) Adjustments record the Suburban Journals' operating revenues and expenses, excluding depreciation and amortization, for the applicable period. See Exhibits
99.1 and 99.2.

(I) Adjustment records depreciation and amortization expense for the Suburban Journals based upon the preliminary purchase price allocation (see the pro forma condensed statement of consolidated financial position). Depreciation and amortization expense has been computed using the straight-line method based on estimated useful lives ranging from 3 to 40 years.

(J) Adjustment records the estimated reduction in interest income resulting from the sale of marketable security investments to finance the Acquisition of the Suburban Journals. The adjustment was computed based on the Company's average return on investments for the year ended December 31, 1999 and six months ended June 30, 2000, respectively. In connection with the sale of the marketable security investments to finance the Acquisition, the Company incurred realized losses of approximately $2.5 million ($1.4 million after tax). The impact of these losses has not been included in the pro forma condensed statements of consolidated operations due to the nonrecurring nature of such losses.











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